Exhibit 99.1

CERTIFICATION

Pursuant to the requirement set forth in Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), JoMei Chang, Ph.D., Chief Executive Officer of Vitria Technology, Inc., a Delaware corporation (the “Company”) hereby certifies that, to the best of her knowledge, as follows:

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

IN WITNESS WHEREOF, the undersigned has set her hand hereto as of this 14th day of May, 2003.

By:	/s/ JOMEI CHANG, PH.D.
JoMei Chang, Ph.D. Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Vitria Technology, Inc. and will be retained by Vitria Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Vitria Technology, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.